Exhibit 99.1

News Release | October 14, 2025 Wells Fargo Reports Third Quarter 2025 Net Income of $5.6 billion, or $1.66 per Diluted Share

Company-wide Financial Summary

	Quarter ended
	Sep 30, 2025	Sep 30, 2024
Selected Income Statement Data ($ in millions except per share amounts)
Total revenue	$21,436	20,366
Noninterest expense	13,846	13,067
Provision for credit losses[1]	681	1,065
Net income	5,589	5,114
Diluted earnings per common share	1.66	1.42
Selected Balance Sheet Data ($ in billions)
Average loans	$928.7	910.3
Average deposits	1,339.9	1,341.7
CET1[2]	11.0%	11.3
Performance Metrics
ROE[3]	12.8%	11.7
ROTCE[4]	15.2	13.9

Operating Segments

	Quarter ended	Sep 30, 2025 % Change from
($ in billions)	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024
Average loans
Consumer Banking and Lending (CBL)[5]	$325.3	3%	1
Commercial Banking (CB)[5]	219.4	(3)	(1)
Corporate and Investment Banking	295.9	4	8
Wealth and Investment Management	86.2	2	4
Average deposits
Consumer Banking and Lending[5]	781.3	—	1
Commercial Banking[5]	172.0	(3)	(1)
Corporate and Investment Banking	204.1	1	5
Wealth and Investment Management	127.4	3	18
Third quarter 2025 operating segment results reflect the prospective transfer of certain business customers from CB to CBL. See endnote 5 on page 9.
Capital
◦Repurchased 74.6 million shares, or $6.1 billion, of common stock in third quarter 2025

Notable items:
◦3Q25 results included $(296) million, or $(0.07) per share, of severance expense
◦Effective October 14, 2025, the Wells Fargo Board of Directors appointed Charlie Scharf as Chairman of the Board. Additionally, Steven Black was named as the Lead Independent Director

Chairman and Chief Executive Officer Charlie Scharf commented, “The momentum we are building across our businesses drove strong financial results in the third quarter with net income and diluted earnings per share both up from a year ago and the second quarter. Revenue grew with higher net interest income and strong, broad-based growth in fee-based income across both our consumer and commercial businesses. We grew our balance sheet, including the highest linked-quarter loan growth in over three years. Credit performance was strong and continued to improve. We returned a significant amount of capital to our shareholders in the third quarter including increasing our common stock dividend by 12.5% and repurchasing $6.1 billion of common stock.”
“While some economic uncertainty remains, the U.S. economy has been resilient and the financial health of our clients and customers remains strong. Spending on debit and credit cards continued to increase, auto loan originations had strong growth from a year ago, and total client assets in our Wealth and Investment Management business continued to grow. We grew fees from investment banking and trading and our commercial loan balances continued to grow,” Scharf added.
“I’m excited about the continued progress we are making on our strategic priorities which is improving our financial performance. I am more optimistic than ever about our path forward as we continue to leverage our strong franchise to position us for long-term growth,” Scharf concluded.

Endnotes are presented on page 9.

Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.
Selected Company-wide Financial Information

	Quarter ended			Sep 30, 2025 % Change from
	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Jun 30, 2025	Sep 30, 2024
Earnings ($ in millions except per share amounts)
Net interest income	$11,950	11,708	11,690	2%	2
Noninterest income	9,486	9,114	8,676	4	9
Total revenue	21,436	20,822	20,366	3	5
Net charge-offs	954	997	1,111	(4)	(14)
Change in the allowance for credit losses	(273)	8	(46)	NM	NM
Provision for credit losses[1]	681	1,005	1,065	(32)	(36)
Noninterest expense	13,846	13,379	13,067	3	6
Income tax expense	1,300	916	1,064	42	22

Wells Fargo net income	$5,589	5,494	5,114	2	9
Diluted earnings per common share	1.66	1.60	1.42	4	17

Balance Sheet Data (average) ($ in billions)
Loans	$928.7	916.7	910.3	1	2
Deposits	1,339.9	1,331.7	1,341.7	1	—
Assets	2,010.2	1,933.4	1,916.6	4	5

Financial Ratios
Return on assets (ROA)	1.10%	1.14	1.06
Return on equity (ROE)	12.8	12.8	11.7
Return on average tangible common equity (ROTCE)[2]	15.2	15.2	13.9
Efficiency ratio[3]	65	64	64
Net interest margin on a taxable-equivalent basis	2.61	2.68	2.67
NM – Not meaningful
Third Quarter 2025 vs. Third Quarter 2024
◦Net interest income increased 2%, driven by fixed rate asset repricing, improved results in our Markets business, and higher investment securities and loan balances, partially offset by deposit mix changes
◦Noninterest income increased 9%, as third quarter 2024 included $447 million of net losses due to a repositioning of the investment securities portfolio, and third quarter 2025 included an increase in asset-based fees in Wealth and Investment Management on higher market valuations as well as an increase in investment banking fees
◦Noninterest expense increased 6%, driven by higher severance expense, higher revenue-related compensation expense predominantly in Wealth and Investment Management, an increase in technology and equipment expense, and higher advertising expense, partially offset by the impact of efficiency initiatives
◦Provision for credit losses in third quarter 2025 included a decrease in the allowance reflecting improved credit performance and lower commercial real estate loan balances, partially offset by higher commercial and industrial, auto, and credit card loan balances

Endnotes are presented on page 9.	2

Selected Company-wide Capital and Liquidity Information

		Quarter ended
($ in billions)	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024
Capital:
Total equity	$183.0	183.0	185.0
Common stockholders’ equity	164.7	164.6	164.8
Tangible common equity[1]	139.1	139.1	139.7
Common Equity Tier 1 (CET1) ratio[2]	11.0%	11.1	11.3
Total loss absorbing capacity (TLAC) ratio[3]	24.6	24.4	25.3
Supplementary Leverage Ratio (SLR)[4]	6.4	6.7	6.9

Liquidity:
Liquidity Coverage Ratio (LCR)[5]	121%	121	127

Selected Company-wide Loan Credit Information

		Quarter ended
($ in millions)	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024
Net loan charge-offs	$942	997	1,111
Net loan charge-offs as a % of average total loans (annualized)	0.40%	0.44	0.49

Total nonaccrual loans	$7,614	7,757	8,172
As a % of total loans	0.81%	0.84	0.90
Total nonperforming assets	$7,832	7,964	8,384
As a % of total loans	0.83%	0.86	0.92

Allowance for credit losses for loans	$14,311	14,568	14,739
As a % of total loans	1.52%	1.58	1.62
Third Quarter 2025 vs. Second Quarter 2025
◦Commercial net loan charge-offs as a percentage of average loans were stable at 0.18% (annualized), as lower commercial and industrial net loan charge-offs were largely offset by higher commercial real estate net loan charge-offs. The consumer net loan charge-off rate decreased to 0.73% (annualized), down from 0.81%, on lower credit card and residential mortgage net loan charge-offs, partially offset by higher auto net loan charge-offs
◦Nonperforming assets were down $132 million, or 2%, driven by lower commercial real estate nonaccrual loans, partially offset by higher commercial and industrial nonaccrual loans

Endnotes are presented on page 9.	3

Operating Segment Performance

Consumer Banking and Lending offers diversified financial products and services for consumers and small businesses with annual sales generally up to $25 million. These financial products and services include checking and savings accounts, credit and debit cards, as well as home, auto, personal, and small business lending.
Selected Financial Information

	Quarter ended			Sep 30, 2025 % Change from
	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Jun 30, 2025	Sep 30, 2024
Earnings (in millions)
Consumer, Small and Business Banking	$6,567	6,288	6,222	4%	6
Consumer Lending:
Home Lending	870	821	842	6	3
Credit Card	1,663	1,588	1,471	5	13
Auto	256	241	273	6	(6)
Personal Lending	294	290	316	1	(7)
Total revenue	9,650	9,228	9,124	5	6
Provision for credit losses	767	945	930	(19)	(18)
Noninterest expense	5,968	5,799	5,624	3	6

Net income	$2,185	1,863	1,924	17	14

Average balances (in billions)
Loans	$325.3	315.4	323.6	3	1
Deposits	781.3	781.4	773.6	—	1
In third quarter 2025, we prospectively transferred approximately $8 billion of loans and approximately $6 billion of deposits related to certain business customers from the Commercial Banking operating segment to Consumer, Small and Business Banking in the Consumer Banking and Lending operating segment.
Third Quarter 2025 vs. Third Quarter 2024
◦Revenue increased 6%
▪Consumer, Small and Business Banking was up 6% driven by lower deposit pricing and higher deposit and loan balances, including the impact of the transfer noted above
▪Home Lending was up 3% due to higher mortgage banking fees including gains on the sales of mortgage servicing rights, partially offset by lower net interest income on lower loan balances
▪Credit Card was up 13% and included higher loan balances and higher card fees
▪Auto was down 6% due to loan spread compression, partially offset by higher loan balances
▪Personal Lending was down 7% driven by lower loan balances
◦Noninterest expense increased 6% driven by higher operating costs, higher advertising expense, and the impact of the transfer noted above, partially offset by the impact of efficiency initiatives

Commercial Banking provides financial solutions to private, family owned and certain public companies. Products and services include banking and credit products across multiple industry sectors and municipalities, secured lending and lease products, and treasury management.
Selected Financial Information

	Quarter ended			Sep 30, 2025 % Change from
	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Jun 30, 2025	Sep 30, 2024
Earnings (in millions)
Net interest income	$1,949	1,983	2,289	(2)%	(15)
Noninterest income	1,092	950	1,044	15	5
Total revenue	3,041	2,933	3,333	4	(9)
Provision for credit losses	39	(43)	85	191	(54)
Noninterest expense	1,445	1,519	1,480	(5)	(2)

Net income	$1,162	1,086	1,318	7	(12)

Average balances (in billions)
Loans	$219.4	226.5	222.1	(3)	(1)
Deposits	172.0	178.0	173.2	(3)	(1)
In third quarter 2025, we prospectively transferred approximately $8 billion of loans and approximately $6 billion of deposits related to certain business customers from the Commercial Banking operating segment to Consumer, Small and Business Banking in the Consumer Banking and Lending operating segment.
Third Quarter 2025 vs. Third Quarter 2024
◦Revenue decreased 9%
▪Net interest income was down 15% due to the impact of lower interest rates and lower deposit and loan balances, including the impact of the transfer noted above, partially offset by lower deposit pricing
▪Noninterest income was up 5% driven by higher revenue from tax credit investments and equity investments
◦Noninterest expense decreased 2% due to the impact of the transfer noted above, as well as the impact of efficiency initiatives

Corporate and Investment Banking delivers a suite of capital markets, banking and financial products and services to corporate, commercial real estate, government and institutional clients globally. Products and services include corporate banking, investment banking, treasury management, commercial real estate lending and servicing, equity and fixed income solutions, as well as sales, trading, and research capabilities.
Selected Financial Information

	Quarter ended			Sep 30, 2025 % Change from
	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Jun 30, 2025	Sep 30, 2024
Earnings (in millions)
Banking:
Lending	$647	601	698	8%	(7)
Treasury Management and Payments	630	611	695	3	(9)
Investment Banking	554	463	419	20	32
Total Banking	1,831	1,675	1,812	9	1
Commercial Real Estate	1,186	1,212	1,364	(2)	(13)
Markets:
Fixed Income, Currencies, and Commodities (FICC)	1,355	1,391	1,327	(3)	2
Equities	450	387	396	16	14
Credit Adjustment (CVA/DVA/FVA) and Other	48	1	31	NM	55
Total Markets	1,853	1,779	1,754	4	6
Other	9	7	(19)	29	147
Total revenue	4,879	4,673	4,911	4	(1)
Provision for credit losses	(107)	103	26	NM	NM
Noninterest expense	2,362	2,251	2,229	5	6

Net income	$1,966	1,737	1,992	13	(1)

Average balances (in billions)
Loans	$295.9	285.9	275.2	4	8
Deposits	204.1	202.4	194.3	1	5
NM – Not meaningful
Third Quarter 2025 vs. Third Quarter 2024
◦Revenue decreased 1%
▪Banking was up 1% driven by higher investment banking revenue and lower deposit pricing, partially offset by the impact of lower interest rates
▪Commercial Real Estate was down 13% due to lower loan balances, the impact of lower interest rates, and lower revenue resulting from the sale of our non-agency third party servicing business in first quarter 2025, partially offset by increased capital markets activity
▪Markets was up 6% driven by higher revenue in equities, commodities, foreign exchange, and credit products, partially offset by lower revenue in rates products
◦Noninterest expense increased 6% driven by higher operating costs and higher professional and outside services expense, partially offset by the impact of efficiency initiatives

Wealth and Investment Management provides personalized wealth management, brokerage, financial planning, lending, private banking, trust and fiduciary products and services to affluent, high-net worth and ultra-high-net worth clients. We operate through financial advisors in our brokerage and wealth offices, consumer bank branches, independent offices, and digitally through WellsTrade® and Intuitive Investor®.
Selected Financial Information

	Quarter ended			Sep 30, 2025 % Change from
	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Jun 30, 2025	Sep 30, 2024
Earnings (in millions)
Net interest income	$974	891	842	9%	16
Noninterest income	3,222	3,007	3,036	7	6
Total revenue	4,196	3,898	3,878	8	8
Provision for credit losses	(14)	12	16	NM	NM
Noninterest expense	3,421	3,245	3,154	5	8

Net income	$591	480	529	23	12

Total client assets (in billions)	2,473	2,346	2,294	5	8

Average balances (in billions)
Loans	$86.2	84.9	82.8	2	4
Deposits	127.4	123.6	108.0	3	18
NM – Not meaningful
Third Quarter 2025 vs. Third Quarter 2024
◦Revenue increased 8%
▪Net interest income was up 16% driven by lower deposit pricing and higher deposit and loan balances
▪Noninterest income was up 6% on higher asset-based fees driven by an increase in market valuations
◦Noninterest expense increased 8% due to higher revenue-related compensation expense and operating costs, partially offset by the impact of efficiency initiatives

Corporate includes corporate treasury and enterprise functions, net of expense allocations, in support of the reportable operating segments (including funds transfer pricing, capital, and liquidity), as well as our investment portfolio and venture capital and private equity investments. Corporate also includes certain lines of business that management has determined are no longer consistent with the long-term strategic goals of the Company as well as results for previously divested businesses.
Selected Financial Information

	Quarter ended			Sep 30, 2025 % Change from
	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Jun 30, 2025	Sep 30, 2024
Earnings (in millions)
Net interest income	$(273)	(103)	(415)	NM	34
Noninterest income	449	662	78	(32)%	476
Total revenue	176	559	(337)	(69)	152
Provision for credit losses	(4)	(12)	8	67	NM
Noninterest expense	650	565	580	15	12

Net income (loss)	$(315)	328	(649)	NM	51
NM – Not meaningful
Third Quarter 2025 vs. Third Quarter 2024
◦Revenue increased as third quarter 2024 included $447 million of net losses due to a repositioning of the investment securities portfolio
◦Noninterest expense increased reflecting higher severance expense, partially offset by lower operating losses

Endnotes

Page 1 – Company-wide Financial Summary / Operating Segments
1.Includes provision for credit losses for loans, debt securities, and other financial assets.
2.Represents our Common Equity Tier 1 (CET1) ratio calculated under the Standardized Approach, which is our binding CET1 ratio. See table on page 26 of the 3Q25 Quarterly Supplement for more information on CET1. CET1 for September 30, 2025, is a preliminary estimate.
3.Return on equity (ROE) represents Wells Fargo net income applicable to common stock divided by average common stockholders’ equity.
4.Tangible common equity and return on average tangible common equity (ROTCE) are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on pages 24-25 of the 3Q25 Quarterly Supplement.
5.In third quarter 2025, we prospectively transferred approximately $8 billion of loans and approximately $6 billion of deposits related to certain business customers from the Commercial Banking operating segment to Consumer, Small and Business Banking in the Consumer Banking and Lending operating segment.

Page 2 – Selected Company-wide Financial Information
1.Includes provision for credit losses for loans, debt securities, and other financial assets.
2.Tangible common equity and return on average tangible common equity (ROTCE) are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on pages 24-25 of the 3Q25 Quarterly Supplement.
3.The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

Page 3 – Selected Company-wide Capital and Liquidity Information
1.Tangible common equity is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on pages 24-25 of the 3Q25 Quarterly Supplement.
2.Represents our CET1 ratio calculated under the Standardized Approach, which is our binding CET1 ratio. See table on page 26 of the 3Q25 Quarterly Supplement for more information on CET1. CET1 for September 30, 2025, is a preliminary estimate.
3.Represents TLAC divided by risk-weighted assets (RWAs), which is our binding TLAC ratio, determined by using the greater of RWAs under the Standardized and Advanced Approaches. TLAC for September 30, 2025, is a preliminary estimate.
4.SLR for September 30, 2025, is a preliminary estimate.
5.Represents average high-quality liquid assets divided by average projected net cash outflows, as each is defined under the LCR rule. LCR for September 30, 2025, is a preliminary estimate.

Conference Call
The Company will host a live conference call on Tuesday, October 14, at 10:00 a.m. ET. You may listen to the call by dialing 1-888-673-9782 (U.S. and Canada) or 312-470-7126 (International/U.S. Toll) and enter passcode: 8320644#. The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and
https://metroconnections-events.com/wf3Qearnings25.

A replay of the conference call will be available from approximately 1:00 p.m. ET on Tuesday, October 14 through
Tuesday, October 28. Please dial 1-800-835-4112 (U.S. and Canada) or 203-369-3829 (International/U.S. Toll) and enter passcode: 8792#. The replay will also be available online at
https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and
https://metroconnections-events.com/wf3Qearnings25.

Forward-Looking Statements
This document contains forward-looking statements. In addition, we may make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company or any of its businesses, including our outlook for future growth; (ii) our expectations regarding noninterest expense and our efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses, our allowance for credit losses, and the economic scenarios considered to develop the allowance; (iv) our expectations regarding net interest income and net interest margin; (v) loan growth or the reduction or mitigation of risk in our loan portfolios; (vi) future capital or liquidity levels, ratios or targets; (vii) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (viii) future common stock dividends, common share repurchases and other uses of capital; (ix) our targeted range for return on assets, return on equity, and return on tangible common equity; (x) expectations regarding our effective income tax rate; (xi) the outcome of contingencies, such as legal actions; (xii) environmental, social and governance related goals or commitments; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, declines in commercial real estate prices, U.S. fiscal debt, budget and tax matters, geopolitical matters, trade policies, and any slowdown in global economic growth;
•our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;
•current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services;
•our ability to realize any efficiency ratio or expense target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;
•the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income and net interest margin;
•significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, a reduction in our ability to sell or securitize loans, and declines in asset values and/or recognition of impairment of securities held in our debt securities and equity securities portfolios;
•the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage and wealth management businesses;
•negative effects from instances where customers may have experienced financial harm, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified employees, and our reputation;
•regulatory matters, including the failure to resolve outstanding matters on a timely basis and the potential impact of new matters, litigation, or other legal actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;
•a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyberattacks;
•the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;
•fiscal and monetary policies of the Federal Reserve Board;

•changes to tax laws, regulations, and guidance as well as the effect of discrete items on our effective income tax rate;
•our ability to develop and execute effective business plans and strategies; and
•the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, the impact to our balance sheet of expected customer activity, our capital requirements and long-term targeted capital structure, the results of supervisory stress tests, market conditions (including the trading price of our stock), regulatory and legal considerations, including regulatory requirements under the Federal Reserve Board’s capital plan rule, and other factors deemed relevant by the Company, and may be subject to regulatory approval or conditions.
For additional information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov1.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Forward-looking Non-GAAP Financial Measures. From time to time management may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for return on average tangible common equity. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.
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About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a leading financial services company that has approximately $2.1 trillion in assets. We provide a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments: Consumer Banking and Lending, Commercial Banking, Corporate and Investment Banking, and Wealth & Investment Management. Wells Fargo ranked No. 33 on Fortune’s 2025 rankings of America’s largest corporations.

Contact Information
Media
Beth Richek, 980-308-1568
beth.richek@wellsfargo.com
or
Investor Relations
John M. Campbell, 415-396-0523
john.m.campbell@wellsfargo.com

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